Exhibit 3.1

THE COMPANIES ACT 2006

Public Company Limited by Shares

Articles of Association of Venator Materials PLC

2017

53.	CONTENTS AND EXECUTION OF SHARE CERTIFICATES	17
54.	CONSOLIDATED SHARE CERTIFICATES	18
55.	REPLACEMENT SHARE CERTIFICATES	18
56.	UNCERTIFICATED SHARES	19
57.	SHARE WARRANTS	20
58.	COMPANY’S LIEN OVER PARTLY PAID SHARES	20
59.	ENFORCEMENT OF THE COMPANY’S LIEN	21
60.	CALL NOTICES	21
61.	LIABILITY TO PAY CALLS	22
62.	WHEN CALL NOTICE NEED NOT BE ISSUED	22
63.	FAILURE TO COMPLY WITH CALL NOTICE: AUTOMATIC CONSEQUENCES	22
64.	NOTICE OF INTENDED FORFEITURE	23
65.	DIRECTORS’ POWER TO FORFEIT SHARES	23
66.	EFFECT OF FORFEITURE	23
67.	PROCEDURE FOLLOWING FORFEITURE	24
68.	SURRENDER OF SHARES	24
69.	TRANSFERS OF CERTIFICATED SHARES	25
70.	TRANSFER OF UNCERTIFICATED SHARES	25
71.	TRANSMISSION OF SHARES	25
72.	TRANSMITTEES’ RIGHTS	25
73.	EXERCISE OF TRANSMITTEES’ RIGHTS	26
74.	PROCEDURE FOR DISPOSING OF FRACTIONS OF SHARES	26
75.	PROCEDURE FOR DECLARING DIVIDENDS	26
76.	CALCULATION OF DIVIDENDS	27
77.	PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS	27
78.	DEDUCTIONS FROM DISTRIBUTIONS IN RESPECT OF SUMS OWED TO THE COMPANY	28
79.	NO INTEREST ON DISTRIBUTIONS	28
80.	UNCLAIMED DISTRIBUTIONS	28
81.	NON-CASH DISTRIBUTIONS	28
82.	WAIVER OF DISTRIBUTIONS	29
83.	AUTHORITY TO CAPITALISE AND APPROPRIATION OF CAPITALISED SUMS	29
PART 5		30
84.	MEANS OF COMMUNICATION TO BE USED	30
85.	FAILURE TO NOTIFY CONTACT DETAILS	30
86.	COMPANY SEALS	30
87.	DESTRUCTION OF DOCUMENTS	31
88.	NO RIGHT TO INSPECT ACCOUNTS AND OTHER RECORDS	31
89.	PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS	32
90.	INDEMNITY AND FUNDING OF DEFENCE COSTS	32
91.	INSURANCE	32

PART 1

INTERPRETATION AND LIMITATION OF LIABILITY

1.                                   INTERPRETATION

1.1                            Any regulations containing or prescribing model or default articles of association for companies including (without limitation) the regulations contained in the Companies (Model Articles) Regulations 2008 shall not apply to the company.  The following shall be the articles of association of the company.

1.2                            In these articles of association:

1.2.1                                  the following words have the following meanings:

Act	the Companies Act 2006 including any statutory modification, re-enactment or replacement of it for the time being in force.

alternate or alternate director	has the meaning given in article 30.

appointor	has the meaning given in article 30.

articles	the company’s articles of association as from time to time amended.

bankruptcy	includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to bankruptcy.

Board	the board of directors for the time being of the company or the directors present at a duly convened meeting of directors at which a quorum is present

call	has the meaning given in article 60.

call notice	has the meaning given in article 60.

certificate	a paper certificate (other than a share warrant) evidencing a person’s title to specified shares or other securities.

certificated	in relation to a share, means that it is not an uncertificated share or a share in respect of which a share warrant has been issued and is current.

chairman	has the meaning given in article 12.

chairman of the meeting	has the meaning given in article 37.

Companies Acts	the Companies Acts as defined in section 2 of the Act and every other statute or regulation for the time being in force concerning companies and in each case insofar as they affect the company.

company’s lien	has the meaning given in article 58.

director	a director for the time being of the company, and includes any person occupying the position of director, by whatever name called.

distribution recipient	has the meaning given in article 77.2.

document	includes, unless otherwise specified, any document sent or supplied in electronic form and includes references to notices and/or consents.

electronic form	has the meaning given in section 1168 of the Act.

fully paid	in relation to a share, means that the nominal value and any premium to be paid to the company in respect of that share have been paid to the company.

Group

means, together:

(a)                                 the company;

(b)                                 a subsidiary undertaking of the company;

(c)                                  any holding company of the company or a subsidiary undertaking of any such holding company;

(d)                                 any body corporate promoted by the company; and

(e)                                  any body corporate in which the company is otherwise interested,

and member of the Group shall be construed accordingly.

hard copy form and hard copy	have the meanings given to those terms in section 1168 of the Act.

holder

in relation to shares, the person whose name is entered in the register of members as the holder of the shares, or, in the case of a share in respect of which a share warrant has been issued (and not cancelled), the person in possession of that warrant.

instrument	a document in hard copy form.

lien enforcement notice	has the meaning given in article 59.

member	has the meaning given in section 112 of the Act.

month	calendar month;

ordinary resolution	has the meaning given in section 282 of the Act.

paid	paid or credited as paid.

participate	in relation to a directors’ meeting, has the meaning given in article 9.

partly paid	in relation to a share means that part of that share’s nominal value or any premium at which it was issued has not been paid to the company.

proxy notice	has the meaning given in article 44.

qualifying person

any of the following:

(a)                                 an individual who is a member;

(b)                                 a person authorised to act as the representative of a corporation in relation to the meeting; or

(c)                                  a person appointed as a proxy of a member in relation to the meeting.

securities seal	has the meaning given in article 53.

secretary	the secretary of the company or any other person appointed to perform the duties of the secretary of the company, including a joint, assistant or deputy secretary.

shares	shares in the company.

special resolution	has the meaning given in section 283 of the Act.

subsidiary	has the meaning given in section 1159 of the Act.

transmittee	means a person entitled to a share by reason of the death or bankruptcy of a shareholder or otherwise by operation of law.

uncertificated

in relation to a share means that, by virtue of legislation (other than section 778 of the Act) permitting title to shares to be evidenced and transferred without a certificatee, title to that share is evidenced and may be transferred without a certificate. and

writing	the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise.

United Kingdom	Great Britain and Northern Ireland.

year	calendar year.

1.2.2                                  any gender includes any other gender;

1.2.3                                  the singular includes the plural number and vice versa;

1.2.4                                  words or expressions contained in these articles, if not defined in these articles, bear the same meaning as in the Act as in force on the date when these articles become binding on the company;

1.2.5                                  references to persons include bodies corporate, unincorporated associations, governments, states, partnerships and trusts (in each case, whether or not having separate legal personality);

1.2.6                                  a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these articles; and

1.2.7                                  general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things.

2.                                   LIABILITY OF MEMBERS

The liability of the members of the company is limited to the amount, if any, unpaid on the shares held by them.

PART 2

DIRECTORS

3.                                   DIRECTORS’ GENERAL AUTHORITY

Subject to the articles, the directors are responsible for the management of the company’s business, for which purpose they may exercise all the powers of the company.

4.                                   MEMBERS’ RESERVE POWER

4.1                            The members may, by special resolution, direct the directors to take, or refrain from taking, specified action.

4.2                            No such special resolution invalidates anything which the directors have done before the passing of the resolution.

5.                                   DIRECTORS MAY DELEGATE

5.1                            Subject to the articles, the directors may delegate any of the powers which are conferred on them under the articles:

5.1.1                                  to such person or committee;

5.1.2                                  by such means (including by power of attorney);

5.1.3                                  to such an extent;

5.1.4                                  in relation to such matters or territories; and

5.1.5                                  on such terms and conditions;

as they think fit.

5.2                            If the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated.

5.3                            The directors may revoke any delegation in whole or part, or alter its terms and conditions.

6.                                   COMMITTEES

6.1                            Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the articles which govern the taking of decisions by directors.

6.2                            The directors may make rules of procedure for all or any committees, which prevail over rules derived from the articles if they are not consistent with them.

7.                                   DIRECTORS TO TAKE DECISIONS COLLECTIVELY

Decisions of the directors may be taken:

7.1                            at a directors’ meeting, or

7.2                            in the form of a directors’ written resolution.

8.                                   CALLING A DIRECTORS’ MEETING

8.1                            Any director may call a directors’ meeting.

8.2                            The company secretary must call a directors’ meeting if a director so requests.

8.3                            A directors’ meeting is called by giving notice of the meeting to the directors.

8.4                            Notice of any directors’ meeting must indicate:

8.4.1                                  its proposed date and time;

8.4.2                                  where it is to take place; and

8.4.3                                  if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

8.5                            Notice of a directors’ meeting must be given to each director, but need not be in writing.

8.6                            Notice of a directors’ meeting need not be given to directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the company not more than 7 days after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

9.                                   PARTICIPATION IN DIRECTORS’ MEETINGS

9.1                            Subject to the articles, directors participate in a directors’ meeting, or part of a directors’ meeting, when:

9.1.1                                  the meeting has been called and takes place in accordance with the articles, and

9.1.2                                  they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

9.2                            In determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is or how they communicate with each other.

9.3                            If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

10.                            QUORUM FOR DIRECTORS’ MEETINGS

10.1                     At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

10.2                     Subject to the articles, the quorum for directors’ meetings may be fixed from time to time by a decision of the directors, but it must never be less than two, and unless otherwise fixed it is two.

11.                            MEETINGS WHERE TOTAL NUMBER OF DIRECTORS LESS THAN QUORUM

11.1                     This article applies where the total number of directors for the time being is less than the quorum for directors’ meetings.

11.2                     If there is only one director, that director may appoint sufficient directors to make up a quorum or call a general meeting to do so.

11.3                     If there is more than one director but an insufficient number of directors to constitute a quorum are entitled to vote (or would be so entitled if they were participating in the meeting) in relation to any resolution, the quorum for such directors’ meeting in respect of such resolution shall be equal to such number of directors as are entitled to vote (or would be so entitled if they were participating in the meeting) in relation to such resolution.

12.                            CHAIRING DIRECTORS’ MEETINGS

12.1                     The directors may appoint a director to chair their meetings.

12.2                     The person so appointed for the time being is known as the chairman.

12.3                     The directors may appoint other directors as deputy or assistant chairmen to chair directors’ meetings in the chairman’s absence.

12.4                     The directors may terminate the appointment of the chairman, deputy or assistant chairman at any time.

12.5                     If neither the chairman nor any director appointed generally to chair directors’ meetings in the chairman’s absence is participating in a meeting within ten minutes of the time at which it was to start, the participating directors must appoint one of themselves to chair it.

13.                            VOTING AT DIRECTORS’ MEETINGS: GENERAL RULES

13.1                     Subject to the articles, a decision is taken at a directors’ meeting by a majority of the votes of the participating directors.

13.2                     Subject to the articles, each director participating in a directors’ meeting has one vote.

13.3                     Subject to the articles, if a director has an interest in an actual or proposed transaction or arrangement with the company:

13.3.1                           that director and that director’s alternate may not vote on any proposal relating to it, but

13.3.2                           this does not preclude the alternate from voting in relation to that transaction or arrangement on behalf of another appointor who does not have such an interest.

14.                            CHAIRMAN’S CASTING VOTE AT DIRECTORS’ MEETINGS

14.1                     If the numbers of votes for and against a proposal are equal, the chairman or other director chairing the meeting has a casting vote.

14.2                     But this does not apply if, in accordance with the articles, the chairman or other director is not to be counted as participating in the decision-making process for quorum or voting purposes.

15.                            ALTERNATES VOTING AT DIRECTORS’ MEETINGS

A director who is also an alternate director has an additional vote on behalf of each appointor who is:

15.1                     not participating in a directors’ meeting, and

15.2                     would have been entitled to vote if they were participating in it.

16.                            AUTHORISATION OF DIRECTORS’ CONFLICTS OF INTEREST

16.1                     The Board may authorise any matter where any director (or former director if that former director is still subject to the statutory duty to avoid conflicts of interest) has or may have a direct or indirect interest and/or duty that conflicts or possibly may conflict with the interests and/or duties of the company provided that:

16.1.1                           the director concerned and any other interested director are not counted towards any requirement as to quorum; and

16.1.2                           the matter is agreed without such director or other director voting (or would have been agreed to if their votes had not counted).

16.2                     Any authorisation of a matter under this article 16 shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.  However, for the avoidance of doubt, no authorisation is required under article 16.1 in relation to a transaction or arrangement with the company.

16.3                     The authorising directors may impose any limits or conditions on their authorisation under article 16.1 at the time when such authorisation is given or subsequently as they in their discretion consider appropriate including the following:

16.3.1                           limiting or preventing the disclosure of information to the director who has or may have the interest that is the subject of the authorisation;

16.3.2                           limiting or preventing the attendance of such director at any board meeting or discussion; and

16.3.3                           limiting or preventing the availability of  board or briefing papers to such director in each case to the extent the authorising directors consider appropriate to protect that director from being in breach of his statutory duty to avoid conflicts of interest.

16.4                     Provided a director complies with any limits or conditions referred to in article 16.3, he shall not, except as otherwise agreed by him, be accountable to the company for any benefit which he (or a person connected with him) derives from any matter authorised by the Board under this article 16 and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.

17.                            BOARD’ PERMITTED INTERESTS

17.1                     Provided he has declared to the Board the nature and extent of any interest of his at a meeting of the Board or in the manner set out in section 184 or 185 of the Act, a director, notwithstanding his office:

17.1.1                           may be a party to, or otherwise interested in, any transaction or arrangement with a member of the Group;

17.1.2                           may be a director or other officer of, or employed by or otherwise interested in any member of the Group;

17.1.3                           may act (or any firm of which he is a partner, employee or member may act) in a professional capacity for any member of the Group (other than as auditor) whether or not he or it is remunerated; and

17.1.4                           may have any other interest authorised by ordinary resolution of the company.

No authorisation under article 16 shall be necessary in respect of any such interest.

17.2                     Such director shall not, by reason of his office, be accountable to the company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such member of the Group and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

18.                            RESTRICTIONS ON VOTING AND QUORUM

18.1                     Except as otherwise provided by the articles and whether or not the interest is one which is authorised pursuant to article 16 or permitted under article 17, a director shall not be entitled to vote on any resolution in respect of any contract, transaction or arrangement or any other proposal in which he or any person connected with him has an interest.  Any vote of a director in respect of a matter where he is not entitled to vote shall be disregarded.

18.2                     A director shall not be counted in the quorum at a meeting in relation to any resolution on which he is not entitled to vote.

18.3                     Subject to the Companies Acts, a director shall (in the absence of some other interest than is set out below) be entitled to vote and be counted in the quorum in respect of any resolution concerning any of the following matters, namely:

18.3.1                           proposals relating to any indemnities or provision of funds from the company in favour of the director which comply with the relevant provisions of article 90;

18.3.2                           proposals in which he has an interest only by virtue of interests in shares, debentures or other securities of the company, or by reason of any other interest in or through the company;

18.3.3                           the giving of any security, guarantee or indemnity in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of the company or any of its subsidiary undertakings;

18.3.4                           the giving of any security, guarantee or indemnity in respect of a debt or obligation of the company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

18.3.5                           where the company or any of its subsidiary undertakings is offering securities in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

18.3.6                           any proposal concerning another company in which he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 820 and 822-824 of the Act) representing 1% or more of either any class of the equity share capital, or the voting rights, in such company;

18.3.7                           any proposal relating to an arrangement for the benefit of the employees of the company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates;

18.3.8                           any proposal concerning insurance which the company proposes to purchase or maintain for the benefit of directors;

18.3.9                           any proposal in which he has an interest of which he is not aware or an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest; or

18.3.10                    proposals in respect of which his interest or the interest of directors generally has been authorised by an ordinary resolution of the company.

18.4                     Where proposals are under consideration concerning the appointment or termination of appointment (including fixing or varying the terms of appointment or termination of appointment) of two or more directors to offices or employments with the company or any company in which the company is interested, such proposals may be divided and considered in relation to each director separately and in such case each of the directors concerned (if not debarred from voting under the articles) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment or termination of appointment.

18.5                     If any question shall arise at any meeting as to the existence of a director’s interest or as to the entitlement of any director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall (unless the director concerned is the chairman in which case he shall withdraw from the meeting and the Board shall elect (if it shall not already have done so) a deputy chairman to consider the question in place of the chairman) be referred to the chairman of the meeting and his ruling in relation to any other director shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned has not been disclosed in accordance with the articles and the Companies Acts and provided that any such question shall, for the purposes of disclosure of the interest in the accounts of the company, be finally and conclusively decided by a majority of the Board (other than the director concerned).

19.                            CONFIDENTIAL INFORMATION

19.1                     Subject to article 19.2, if a director, otherwise than by virtue of his position as director, receives information in respect of which he owes a duty of confidentiality to a person other than the company, he shall not be required:

19.1.1                           to disclose such information to the company or to the Board, or to any director, officer or employee of the company; or

19.1.2                           otherwise to use or apply such confidential information for the purpose of or in connection with the performance of his duties as a director.

19.2                     Where such duty of confidentiality arises out of a situation in which the director has, or can have, a direct or indirect interest that conflicts, or may possibly conflict, with the interests of the company, article 19.1 shall apply only if the conflict arises out of a matter which has been authorised under article 16 or falls within article 17.1.

19.3                     This article 19 is without prejudice to any equitable principle or rule of law which may excuse or release the director from disclosing information, in circumstances where disclosure may otherwise be required under this article 19.

20.                            DIRECTORS’ INTERESTS — GENERAL

20.1                     For the purposes of articles 16 to 19:

20.1.1                           an interest of a person connected with a director shall be treated as an interest of the director; and

20.1.2                           section 252 of the Act shall determine whether a person is connected with a director.

20.2                     Where a director has an interest which can reasonably be regarded as likely to give rise to a conflict of interest, the director shall, if so requested by the Board, take such additional steps as may be necessary or desirable for the purpose of managing such conflict or interest, including compliance with any procedures laid down from time to time by the Board for the purposes of managing conflicts of interest generally and/or any specific procedures approved by the Board for the purpose of or in connection with the situation or matter in question, including:

20.2.1                           absenting himself from any meetings of the Board at which the relevant situation or matter falls to be considered; and

20.2.2                           not reviewing documents or information made available to the Board generally in relation to such situation or matter and/or arranging for such documents or information to be reviewed by a professional adviser to ascertain the extent to which it might be appropriate for him to have access to such documents or information.

21.                            PROPOSING DIRECTORS’ WRITTEN RESOLUTIONS

21.1                     Any director may propose a directors’ written resolution.

21.2                     The company secretary must propose a directors’ written resolution if a director so requests.

21.3                     A directors’ written resolution is proposed by giving notice of the proposed resolution to the directors.

21.4                     Notice of a proposed directors’ written resolution must indicate:

21.4.1                           the proposed resolution, and

21.4.2                           the time by which it is proposed that the directors should adopt it.

21.5                     Notice of a proposed directors’ written resolution must be given in writing to each director.

21.6                     Any decision which a person giving notice of a proposed directors’ written resolution takes regarding the process of adopting that resolution must be taken reasonably in good faith.

22.                            ADOPTION OF DIRECTORS’ WRITTEN RESOLUTIONS

22.1                     A proposed directors’ written resolution is adopted when all the directors who would have been entitled to vote on the resolution at a directors’ meeting have signed one or more copies of it, provided that those directors would have formed a quorum at such a meeting.

22.2                     It is immaterial whether any director signs the resolution before or after the time by which the notice proposed that it should be adopted.

22.3                     Once a directors’ written resolution has been adopted, it must be treated as if it had been a decision taken at a directors’ meeting in accordance with the articles.

22.4                     The company secretary must ensure that the company keeps a record, in writing, of all directors’ written resolutions for at least ten years from the date of their adoption.

23.                            DIRECTORS’ DISCRETION TO MAKE FURTHER RULES

Subject to the articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

24.                            NAME OF THE COMPANY

In accordance with section 77 of the Act, the Board may change the company’s name by passing a resolution of the Board to that effect.

25.                            NUMBER OF BOARD

Unless and until otherwise determined by ordinary resolution the number of directors (other than any alternate directors) shall not be subject to any maximum but shall not be less than two.

26.                            METHODS OF APPOINTING DIRECTORS

26.1                     Any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director:

26.1.1                           by ordinary resolution, or

26.1.2                           by a decision of the directors.

27.                            TERMINATION OF DIRECTOR’S APPOINTMENT

A person ceases to be a director as soon as:

27.1                     he ceases to be a director by virtue of any provision of the Companies Acts or he otherwise becomes prohibited by law from being a director; or

27.2                     he becomes bankrupt or has a bankruptcy order made against him or makes any arrangement or composition with his creditors generally or becomes subject to a bankruptcy restriction order or undertaking; or

27.3                     a registered medical practitioner who is treating that director gives a written opinion to the company stating that the director has become physically or mentally incapable of acting as a director and may remain so for more than three months; or

27.4                     he shall for more than six consecutive months have been absent without permission of the Board from meetings of the Board held during that period and the Board resolves that his office be vacated;

27.5                     he resigns his office by notice in writing to the company or he offers in writing to resign and the Board resolves to accept such offer; or

27.6                     being a director holding an executive office, he is dismissed from such office; or

27.7                     he is requested in writing by all the other directors to resign.

28.                            DIRECTORS’ REMUNERATION

28.1                     Directors may undertake any services for the company that the directors decide.

28.2                     Directors are entitled to such remuneration as the directors determine:

28.2.1                           for their services to the company as directors, and

28.2.2                           for any other service which they undertake for the company.

28.3                     Subject to the articles, a director’s remuneration may:

28.3.1                           take any form, and

28.3.2                           include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.

28.4                     Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

28.5                     Unless the directors decide otherwise, directors are not accountable to the company for any remuneration which they receive as directors or other officers or employees of the company’s subsidiaries or of any other body corporate in which the company is interested.

29.                            DIRECTORS’ EXPENSES

29.1                     The company may pay any reasonable expenses which the directors properly incur in connection with their attendance at:

29.1.1                           meetings of directors or committees of directors,

29.1.2                           general meetings, or

29.1.3                           separate meetings of the holders of any class of shares or of debentures of the company, or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the company.

30.                            APPOINTMENT AND REMOVAL OF ALTERNATES

30.1                     Any director (the appointor) may appoint as an alternate any other director, or any other person approved by resolution of the directors, to:

30.1.1                           exercise that director’s powers, and

30.1.2                           carry out that director’s responsibilities,

in relation to the taking of decisions by the directors in the absence of the alternate’s appointor.

30.2                     Any appointment or removal of an alternate must be effected by notice in writing to the company signed by the appointor, or in any other manner approved by the directors.

30.3                     The notice must:

30.3.1                           identify the proposed alternate, and

30.3.2                           in the case of a notice of appointment, contain a statement signed by the proposed alternate that the proposed alternate is willing to act as the alternate of the director giving the notice.

31.                            RIGHTS AND RESPONSIBILITIES OF ALTERNATE DIRECTORS

31.1                     An alternate director has the same rights, in relation to any directors’ meeting or directors’ written resolution, as the alternate’s appointor.

31.2                     Except as the articles specify otherwise, alternate directors:

31.2.1                           are deemed for all purposes to be directors;

31.2.2                           are liable for their own acts and omissions;

31.2.3                           are subject to the same restrictions as their appointors; and

31.2.4                           are not deemed to be agents of or for their appointors.

31.3                     A person who is an alternate director but not a director:

31.3.1                           may be counted as participating for the purposes of determining whether a quorum is participating (but only if that person’s appointor is not participating), and

31.3.2                           may sign a written resolution (but only if it is not signed or to be signed by that person’s appointor).

31.4                     No alternate may be counted as more than one director for such purposes.

31.5                     An alternate director is not entitled to receive any remuneration from the company for serving as an alternate director except such part of the alternate’s appointor’s remuneration as the appointor may direct by notice in writing made to the company.

32.                            TERMINATION OF ALTERNATE DIRECTORSHIP

An alternate director’s appointment as an alternate terminates:

32.1                     when the alternate’s appointor revokes the appointment by notice to the company in writing specifying when it is to terminate;

32.2                     on the occurrence in relation to the alternate of any event which, if it occurred in relation to the alternate’s appointor, would result in the termination of the appointor’s appointment as a director;

32.3                     on the death of the alternate’s appointor; or

32.4                     when the alternate’s appointor’s appointment as a director terminates, except that an alternate’s appointment as an alternate does not terminate when the appointor retires by rotation at a general meeting and is then re-appointed as a director at the same general meeting.

33.                            SECRETARY

Subject to the provisions of the Companies Acts, the secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may be removed by them, but without prejudice to any claim for damages for breach of any contract of service between him and the company.  If thought fit two or more persons may be appointed as joint secretaries.  The Board may also appoint from time to time on such terms as they may think fit a deputy secretary or one or more assistant secretaries.

PART 3

DECISION-MAKING BY MEMBERS

34.                            MEMBERS CAN CALL GENERAL MEETING IF NOT ENOUGH DIRECTORS

If:

34.1                     the company has fewer than two directors, and

34.2                     the director (if any) is unable or unwilling to appoint sufficient directors to make up a quorum or to call a general meeting to do so, then two or more members may call a general meeting (or instruct the company secretary to do so) for the purpose of appointing one or more directors.

35.                            ATTENDANCE AND SPEAKING AT GENERAL MEETINGS

35.1                     A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

35.2                     A person is able to exercise the right to vote at a general meeting when:

35.2.1                           that person is able to vote, during the meeting, on resolutions put to the vote at the meeting, and

35.2.2                           that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

35.3                     The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

35.4                     In determining attendance at a general meeting, it is immaterial whether any two or more members attending it are in the same place as each other.

35.5                     Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

36.                            QUORUM FOR GENERAL MEETINGS

36.1                     No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

36.2                     Subject to article 36.3, two qualifying persons present at the general meeting and entitled to vote upon the business to be transacted shall be a quorum, unless each is a qualifying person only because he is authorised to act as the representative of a corporation in relation to the meeting and they are representatives of the same corporation or each is a qualifying person only because he is appointed as proxy of a member in relation to the meeting and they are proxies of the same member.

36.3                     Where the company is a single member company, one qualifying person present at the meeting and entitled to vote upon the business transacted shall be a quorum.

37.                            CHAIRING GENERAL MEETINGS

37.1                     If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

37.2                     If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

37.2.1                           the directors present, or

37.2.2                           (if no directors are present), the meeting, must appoint a director or member to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

37.3                     The person chairing a meeting in accordance with this article is referred to as the chairman of the meeting.

38.                            ATTENDANCE AND SPEAKING BY DIRECTORS AND NON-MEMBERS

38.1                     Directors may attend and speak at general meetings, whether or not they are members.

38.2                     The chairman of the meeting may permit other persons who are not:

38.2.1                           members of the company, or

38.2.2                           otherwise entitled to exercise the rights of members in relation to general meetings, to attend and speak at a general meeting.

39.                            ADJOURNMENT

39.1                     If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the chairman of the meeting must adjourn it.

39.2                     The chairman of the meeting may adjourn a general meeting at which a quorum is present if—

39.2.1                           the meeting consents to an adjournment, or

39.2.2                           it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

39.3                     The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

39.4                     When adjourning a general meeting, the chairman of the meeting must—

39.4.1                           either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors, and

39.4.2                           have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

39.5                     If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the company must give at least 7 clear days’ notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given)—

39.5.1                           to the same persons to whom notice of the company’s general meetings is required to be given, and

39.5.2                           containing the same information which such notice is required to contain.

39.6                     No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

40.                            VOTING: GENERAL

A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the articles.

41.                            ERRORS AND DISPUTES

41.1                     No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

41.2                     Any such objection must be referred to the chairman of the meeting whose decision is final.

42.                            DEMANDING A POLL

42.1                     A poll on a resolution may be demanded:

42.1.1                           in advance of the general meeting where it is to be put to the vote, or

42.1.2                           at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

42.2                     A poll may be demanded by:

42.2.1                           the chairman of the meeting;

42.2.2                           the directors;

42.2.3                           two or more persons having the right to vote on the resolution; or

42.2.4                           a person or persons representing not less than one tenth of the total voting rights of all the members having the right to vote on the resolution.

42.3                     A demand for a poll may be withdrawn if:

42.3.1                           the poll has not yet been taken, and

42.3.2                           the chairman of the meeting consents to the withdrawal.

43.                            PROCEDURE ON A POLL

43.1                     Subject to the articles, polls at general meetings must be taken when, where and in such manner as the chairman of the meeting directs.

43.2                     The chairman of the meeting may appoint scrutineers (who need not be members) and decide how and when the result of the poll is to be declared.

43.3                     The result of a poll shall be the decision of the meeting in respect of the resolution on which the poll was demanded.

43.4                     A poll on:

43.4.1                           the election of the chairman of the meeting, or

43.4.2                           a question of adjournment,

43.4.3                           must be taken immediately.

43.5                     Other polls must be taken within 30 days of their being demanded.

43.6                     A demand for a poll does not prevent a general meeting from continuing, except as regards the question on which the poll was demanded.

43.7                     No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded.

43.8                     In any other case, at least 7 days’ notice must be given specifying the time and place at which the poll is to be taken.

44.                            CONTENT OF PROXY NOTICES

44.1                     Proxies may only validly be appointed by a notice in writing (a proxy notice) which:

44.1.1                           states the name and address of the member appointing the proxy;

44.1.2                           identifies the person appointed to be that member’s proxy and the general meeting in relation to which that person is appointed;

44.1.3                           is signed by or on behalf of the member appointing the proxy, or is authenticated in suchmanner as the directors may determine; and

44.1.4                           is delivered to the company in accordance with the articles and any instructions contained in the notice of the general meeting to which they relate.

44.2                     The company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.

44.3                     Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

44.4                     Unless a proxy notice indicates otherwise, it must be treated as:

44.4.1                           allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting, and

44.4.2                           appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

45.                            DELIVERY OF PROXY NOTICES

45.1                     Any notice of a general meeting must specify the address or addresses (proxy notification address) at which the company or its agents will receive proxy notices relating to that meeting, or any adjournment of it, delivered in hard copy or electronic form.

45.2                     A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the company by or on behalf of that person.

45.3                     Subject to articles 45.4 and 45.5, a proxy notice must be delivered to a proxy notification address not less than 48 hours before the general meeting or adjourned meeting to which it relates.

45.4                     In the case of a poll taken more than 48 hours after it is demanded, the notice must be delivered to a proxy notification address not less than 24 hours before the time appointed for the taking of the poll.

45.5                     In the case of a poll not taken during the meeting but taken not more than 48 hours after it was demanded, the proxy notice must be delivered:

45.5.1                           in accordance with article 45.3, or

45.5.2                           at the meeting at which the poll was demanded to the chairman, secretary or any director.

45.6                     An appointment under a proxy notice may be revoked by delivering a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given to a proxy notification address.

45.7                     A notice revoking a proxy appointment only takes effect if it is delivered before:

45.7.1                           the start of the meeting or adjourned meeting to which it relates, or

45.7.2                           (in the case of a poll not taken on the same day as the meeting or adjourned meeting) the time appointed for taking the poll to which it relates.

45.8                     If a proxy notice is not signed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.

46.                            AMENDMENTS TO RESOLUTIONS

46.1                     An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

46.1.1                           notice of the proposed amendment is given to the company secretary in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), and

46.1.2                           the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

46.2                     A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if:

46.2.1                           the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and

46.2.2                           the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

46.3                     If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

47.                            NO VOTING OF SHARES ON WHICH MONEY OWED TO COMPANY

No voting rights attached to a share may be exercised at any general meeting, at any adjournment of it, or on any poll called at or in relation to it, unless all amounts payable to the company in respect of that share have been paid.

48.                            CLASS MEETINGS

The provisions of the articles relating to general meetings apply, with any necessary modifications, to meetings of the holders of any class of shares.

PART 4

SHARES AND DISTRIBUTIONS

49.                            POWERS TO ISSUE DIFFERENT CLASSES OF SHARE

49.1                     Subject to the articles, but without prejudice to the rights attached to any existing share, the company may issue shares with such rights or restrictions as may be determined by ordinary resolution.

49.2                     The company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.

50.                            PAYMENT OF COMMISSIONS ON SUBSCRIPTION FOR SHARES

50.1                     The company may pay any person a commission in consideration for that person:

50.1.1                           subscribing, or agreeing to subscribe, for shares, or

50.1.2                           procuring, or agreeing to procure, subscriptions for shares.

50.2                     Any such commission may be paid—

50.2.1                           in cash, or in fully paid or partly paid shares or other securities, or partly in one way and partly in the other, and

50.2.2                           in respect of a conditional or an absolute subscription.

51.                            COMPANY NOT BOUND BY LESS THAN ABSOLUTE INTERESTS

Except as required by law, no person is to be recognised by the company as holding any share upon any trust, and except as otherwise required by law or the articles, the company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.

52.                            CERTIFICATES TO BE ISSUED EXCEPT IN CERTAIN CASES

52.1                     The company must issue each member with one or more certificates in respect of the shares which that member holds.

52.2                     This article does not apply to:

52.2.1                           uncertificated shares;

52.2.2                           shares in respect of which a share warrant has been issued; or

52.2.3                           shares in respect of which the Companies Acts permit the company not to issue a certificate.

52.3                     Except as otherwise specified in the articles, all certificates must be issued free of charge.

52.4                     No certificate may be issued in respect of shares of more than one class.

52.5                     If more than one person holds a share, only one certificate may be issued in respect of it.

53.                            CONTENTS AND EXECUTION OF SHARE CERTIFICATES

53.1                     Every certificate must specify:

53.1.1                           in respect of how many shares, of what class, it is issued;

53.1.2                           the nominal value of those shares;

53.1.3                           the amount paid up on them; and

53.1.4                           any distinguishing numbers assigned to them.

53.2                     Certificates must:

53.2.1                           have affixed to them the company’s common seal or an official seal which is a facsimile of the company’s common seal with the addition on its face of the word “Securities” (a securities seal), or

53.2.2                           be otherwise executed in accordance with the Companies Acts.

54.                            CONSOLIDATED SHARE CERTIFICATES

54.1                     When a member’s holding of shares of a particular class increases, the company may issue that member with:

54.1.1                           a single, consolidated certificate in respect of all the shares of a particular class which that member holds, or

54.1.2                           a separate certificate in respect of only those shares by which that member’s holding has increased.

54.2                     When a member’s holding of shares of a particular class is reduced, the company must ensure that the member is issued with one or more certificates in respect of the number of shares held by the member after that reduction. But the company need not (in the absence of a request from the member) issue any new certificate if—

54.2.1                           all the shares which the member no longer holds as a result of the reduction, and

54.2.2                           none of the shares which the member retains following the reduction, were, immediately before the reduction, represented by the same certificate.

54.3                     A member may request the company, in writing, to replace:

54.3.1                           the member’s separate certificates with a consolidated certificate, or

54.3.2                           the member’s consolidated certificate with two or more separate certificates representing such proportion of the shares as the member may specify.

54.4                     When the company complies with such a request it may charge such reasonable fee as the directors may decide for doing so.

54.5                     A consolidated certificate must not be issued unless any certificates which it is to replace have first been returned to the company for cancellation.

55.                            REPLACEMENT SHARE CERTIFICATES

55.1                     If a certificate issued in respect of a member’s shares is:

55.1.1                           damaged or defaced, or

55.1.2                           said to be lost, stolen or destroyed, that member is entitled to be issued with a replacement certificate in respect of the same shares.

55.2                     A member exercising the right to be issued with such a replacement certificate:

55.2.1                           may at the same time exercise the right to be issued with a single certificate or separate certificates;

55.2.2                           must return the certificate which is to be replaced to the company if it is damaged or defaced; and

55.2.3                           must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

56.                            UNCERTIFICATED SHARES

56.1                     In this article, the relevant rules means:

56.1.1                           any applicable provision of the Companies Acts about the holding, evidencing of title to, or transfer of shares other than in certificated form, and

56.1.2                           any applicable legislation, rules or other arrangements made under or by virtue of such provision.

56.2                     The provisions of this article have effect subject to the relevant rules.

56.3                     Any provision of the articles which is inconsistent with the relevant rules must be disregarded, to the extent that it is inconsistent, whenever the relevant rules apply.

56.4                     Any share or class of shares of the company may be issued or held on such terms, or in such a way, that:

56.4.1                           title to it or them is not, or must not be, evidenced by a certificate, or

56.4.2                           it or they may or must be transferred wholly or partly without a certificate.

56.4.3                           The directors have power to take such steps as they think fit in relation to—

56.4.4                           the evidencing of and transfer of title to uncertificated shares (including in connection with the issue of such shares);

56.4.5                           any records relating to the holding of uncertificated shares;

56.4.6                           the conversion of certificated shares into uncertificated shares; or

56.4.7                           the conversion of uncertificated shares into certificated shares.

56.5                     The company may by notice to the holder of a share require that share:

56.5.1                           if it is uncertificated, to be converted into certificated form, and

56.5.2                           if it is certificated, to be converted into uncertificated form, to enable it to be dealt with in accordance with the articles.

56.6                     If:

56.6.1                           the articles give the directors power to take action, or require other persons to take action, in order to sell, transfer or otherwise dispose of shares, and

56.6.2                           uncertificated shares are subject to that power, but the power is expressed in terms which assume the use of a certificate or other written instrument, the directors may take such action as is necessary or expedient to achieve the same results when exercising that power in relation to uncertificated shares.

56.7                     In particular, the directors may take such action as they consider appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of an uncertificated share or otherwise to enforce a lien in respect of it.

56.8                     Unless the directors otherwise determine, shares which a member holds in uncertificated form must be treated as separate holdings from any shares which that member holds in certificated form.

56.9                     A class of shares must not be treated as two classes simply because some shares of that class are held in certificated form and others are held in uncertificated form.

57.                            SHARE WARRANTS

57.1                     The directors may issue a share warrant in respect of any fully paid share.

57.2                     Share warrants must be:

57.2.1                           issued in such form, and

57.2.2                           executed in such manner, as the directors decide.

57.3                     A share represented by a share warrant may be transferred by delivery of the warrant representing it.

57.4                     The directors may make provision for the payment of dividends in respect of any share represented by a share warrant.

57.5                     Subject to the articles, the directors may decide the conditions on which any share warrant is issued. In particular, they may:

57.5.1                           decide the conditions on which new warrants are to be issued in place of warrants which are damaged or defaced, or said to have been lost, stolen or destroyed;

57.5.2                           decide the conditions on which bearers of warrants are entitled to attend and vote at general meetings;

57.5.3                           decide the conditions subject to which bearers of warrants may surrender their warrant so as to hold their shares in certificated or uncertificated form instead; and

57.5.4                           vary the conditions of issue of any warrant from time to time, and the bearer of a warrant is subject to the conditions and procedures in force in relation to it, whether or not they were decided or specified before the warrant was issued.

57.6                     Subject to the conditions on which the warrants are issued from time to time, bearers of share warrants have the same rights and privileges as they would if their names had been included in the register as holders of the shares represented by their warrants.

57.7                     The company must not in any way be bound by or recognise any interest in a share represented by a share warrant other than the absolute right of the bearer of that warrant to that warrant.

58.                            COMPANY’S LIEN OVER PARTLY PAID SHARES

58.1                     The company has a lien (the company’s lien) over every share which is partly paid for any part of:

58.1.1                           that share’s nominal value, and

58.1.2                           any premium at which it was issued, which has not been paid to the company, and which is payable immediately or at some time in the future, whether or not a call notice has been sent in respect of it.

58.2                     The company’s lien over a share:

58.2.1                           takes priority over any third party’s interest in that share, and

58.2.2                           extends to any dividend or other money payable by the company in respect of that share and (if the lien is enforced and the share is sold by the company) the proceeds of sale of that share.

58.3                     The directors may at any time decide that a share which is or would otherwise be subject to the company’s lien shall not be subject to it, either wholly or in part.

59.                            ENFORCEMENT OF THE COMPANY’S LIEN

59.1                     Subject to the provisions of this article, if:

59.1.1                           a lien enforcement notice has been given in respect of a share, and

59.1.2                           the person to whom the notice was given has failed to comply with it, the company may sell that share in such manner as the directors decide.

59.2                     A lien enforcement notice:

59.2.1                           may only be given in respect of a share which is subject to the company’s lien, in respect of which a sum is payable and the due date for payment of that sum has passed;

59.2.2                           must specify the share concerned;

59.2.3                           must require payment of the sum payable within 14 days of the notice;

59.2.4                           must be addressed either to the holder of the share or to a person entitled to it by reason of the holder’s death, bankruptcy or otherwise; and

59.2.5                           must state the company’s intention to sell the share if the notice is not complied with.

59.3                     Where shares are sold under this article:

59.3.1                           the directors may authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser, and

59.3.2                           the transferee is not bound to see to the application of the consideration, and the transferee’s title is not affected by any irregularity in or invalidity of the process leading to the sale.

59.4                     The net proceeds of any such sale (after payment of the costs of sale and any other costs of enforcing the lien) must be applied:

59.4.1                           first, in payment of so much of the sum for which the lien exists as was payable at the date of the lien enforcement notice,

59.4.2                           second, to the person entitled to the shares at the date of the sale, but only after the certificate for the shares sold has been surrendered to the company for cancellation or a suitable indemnity has been given for any lost certificates, and subject to a lien equivalent to the company’s lien over the shares before the sale for any money payable in respect of the shares after the date of the lien enforcement notice.

59.5                     A statutory declaration by a director or the company secretary that the declarant is a director or the company secretary and that a share has been sold to satisfy the company’s lien on a specified date:

59.5.1                           is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share, and

59.5.2                           subject to compliance with any other formalities of transfer required by the articles or by law, constitutes a good title to the share.

60.                            CALL NOTICES

60.1                     Subject to the articles and the terms on which shares are allotted, the directors may send a notice (a call notice) to a member requiring the member to pay the company a specified sum of money (a call) which is payable in respect of shares which that member holds at the date when the directors decide to send the call notice.

60.2                     A call notice:

60.2.1                           may not require a member to pay a call which exceeds the total sum unpaid on that member’s shares (whether as to the share’s nominal value or any amount payable to the company by way of premium);

60.2.2                           must state when and how any call to which it relates it is to be paid; and

60.2.3                           may permit or require the call to be paid by instalments.

60.3                     A member must comply with the requirements of a call notice, but no member is obliged to pay any call before 14 days have passed since the notice was sent.

60.4                     Before the company has received any call due under a call notice the directors may:

60.4.1                           revoke it wholly or in part, or

60.4.2                           specify a later time for payment than is specified in the notice, by a further notice in writing to the member in respect of whose shares the call is made.

61.                            LIABILITY TO PAY CALLS

61.1                     Liability to pay a call is not extinguished or transferred by transferring the shares in respect of which it is required to be paid.

61.2                     Joint holders of a share are jointly and severally liable to pay all calls in respect of that share.

61.3                     Subject to the terms on which shares are allotted, the directors may, when issuing shares, provide that call notices sent to the holders of those shares may require them:

61.3.1                           to pay calls which are not the same, or

61.3.2                           to pay calls at different times.

62.                            WHEN CALL NOTICE NEED NOT BE ISSUED

62.1                     A call notice need not be issued in respect of sums which are specified, in the terms on which a share is issued, as being payable to the company in respect of that share (whether in respect of nominal value or premium):

62.1.1                           on allotment;

62.1.2                           on the occurrence of a particular event; or

62.1.3                           on a date fixed by or in accordance with the terms of issue.

62.2                     But if the due date for payment of such a sum has passed and it has not been paid, the holder of the share concerned is treated in all respects as having failed to comply with a call notice in respect of that sum, and is liable to the same consequences as regards the payment of interest and forfeiture.

63.                            FAILURE TO COMPLY WITH CALL NOTICE: AUTOMATIC CONSEQUENCES

63.1                     If a person is liable to pay a call and fails to do so by the call payment date:

63.1.1                           the directors may issue a notice of intended forfeiture to that person, and

63.1.2                           until the call is paid, that person must pay the company interest on the call from the call payment date at the relevant rate.

63.2                     For the purposes of this article:

63.2.1                           the call payment date is the time when the call notice states that a call is payable, unless the directors give a notice specifying a later date, in which case the call payment date is that later date;

63.2.2                           the relevant rate is:

(a)               the rate fixed by the terms on which the share in respect of which the call is due was allotted;

(b)               such other rate as was fixed in the call notice which required payment of the call, or has otherwise been determined by the directors; or

(c)                if no rate is fixed in either of these ways, 5 per cent per annum.

63.3                     The relevant rate must not exceed by more than 5 percentage points the base lending rate most recently set by the Monetary Policy Committee of the Bank of England in connection with its responsibilities under Part 2 of the Bank of England Act 1998.

63.4                     The directors may waive any obligation to pay interest on a call wholly or in part.

64.                            NOTICE OF INTENDED FORFEITURE

64.1                     A notice of intended forfeiture:

64.1.1                           may be sent in respect of any share in respect of which a call has not been paid as required by a call notice;

64.1.2                           must be sent to the holder of that share or to a person entitled to it by reason of the holder’s death, bankruptcy or otherwise;

64.1.3                           must require payment of the call and any accrued interest by a date which is not less than 14 days after the date of the notice;

64.1.4                           must state how the payment is to be made; and

64.1.5                           must state that if the notice is not complied with, the shares in respect of which the call is payable will be liable to be forfeited.

65.                            DIRECTORS’ POWER TO FORFEIT SHARES

If a notice of intended forfeiture is not complied with before the date by which payment of the call is required in the notice of intended forfeiture, the directors may decide that any share in respect of which it was given is forfeited, and the forfeiture is to include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

66.                            EFFECT OF FORFEITURE

66.1                     Subject to the articles, the forfeiture of a share extinguishes:

66.1.1                           all interests in that share, and all claims and demands against the company in respect of it, and

66.1.2                           all other rights and liabilities incidental to the share as between the person whose share it was prior to the forfeiture and the company.

66.2                     Any share which is forfeited in accordance with the articles:

66.2.1                           is deemed to have been forfeited when the directors decide that it is forfeited;

66.2.2                           is deemed to be the property of the company; and

66.2.3                           may be sold, re-allotted or otherwise disposed of as the directors think fit.

66.3                     If a person’s shares have been forfeited:

66.3.1                           the company must send that person notice that forfeiture has occurred and record it in theregister of members;

66.3.2                           that person ceases to be a member in respect of those shares;

66.3.3                           that person must surrender the certificate for the shares forfeited to the company for cancellation;

66.3.4                           that person remains liable to the company for all sums payable by that person under the articles at the date of forfeiture in respect of those shares, including any interest (whether accrued before or after the date of forfeiture); and

66.3.5                           the directors may waive payment of such sums wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

66.4                     At any time before the company disposes of a forfeited share, the directors may decide to cancel the forfeiture on payment of all calls and interest due in respect of it and on such other terms as they think fit.

67.                            PROCEDURE FOLLOWING FORFEITURE

67.1                     If a forfeited share is to be disposed of by being transferred, the company may receive the consideration for the transfer and the directors may authorise any person to execute the instrument of transfer.

67.2                     A statutory declaration by a director or the company secretary that the declarant is a director or the company secretary and that a share has been forfeited on a specified date:

67.2.1                           is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share, and

67.2.2                           subject to compliance with any other formalities of transfer required by the articles or by law, constitutes a good title to the share.

67.3                     A person to whom a forfeited share is transferred is not bound to see to the application of the consideration (if any) nor is that person’s title to the share affected by any irregularity in or invalidity of the process leading to the forfeiture or transfer of the share.

67.4                     If the company sells a forfeited share, the person who held it prior to its forfeiture is entitled to receive from the company the proceeds of such sale, net of any commission, and excluding any amount which:

67.4.1                           was, or would have become, payable, and

67.4.2                           had not, when that share was forfeited, been paid by that person in respect of that share, but no interest is payable to such a person in respect of such proceeds and the company is not required to account for any money earned on them.

68.                            SURRENDER OF SHARES

68.1                     A member may surrender any share:

68.1.1                           in respect of which the directors may issue a notice of intended forfeiture;

68.1.2                           which the directors may forfeit; or

68.1.3                           which has been forfeited.

68.2                     The directors may accept the surrender of any such share.

68.3                     The effect of surrender on a share is the same as the effect of forfeiture on that share.

68.4                     A share which has been surrendered may be dealt with in the same way as a share which has been forfeited.

69.                            TRANSFERS OF CERTIFICATED SHARES

69.1                     Certificated shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of:

69.1.1                           the transferor, and

69.1.2                           (if any of the shares is partly paid) the transferee.

69.2                     No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.

69.3                     The company may retain any instrument of transfer which is registered.

69.4                     The transferor remains the holder of a certificated share until the transferee’s name is entered in the register of members as holder of it.

69.5                     The directors may refuse to register the transfer of a certificated share if:

69.5.1                           the share is not fully paid;

69.5.2                           the transfer is not lodged at the company’s registered office or such other place as the directors have appointed;

69.5.3                           the transfer is not accompanied by the certificate for the shares to which it relates, or such other evidence as the directors may reasonably require to show the transferor’s right to make the transfer, or evidence of the right of someone other than the transferor to make the transfer on the transferor’s behalf;

69.5.4                           the transfer is in respect of more than one class of share; or

69.5.5                           the transfer is in favour of more than four transferees.

69.6                     If the directors refuse to register the transfer of a share, the instrument of transfer must be returned to the transferee with the notice of refusal unless they suspect that the proposed transfer may be fraudulent.

70.                            TRANSFER OF UNCERTIFICATED SHARES

A transfer of an uncertificated share must not be registered if it is in favour of more than four transferees.

71.                            TRANSMISSION OF SHARES

71.1                     If title to a share passes to a transmittee, the company may only recognise the transmittee as having any title to that share.

71.2                     Nothing in these articles releases the estate of a deceased member from any liability in respect of a share solely or jointly held by that member.

72.                            TRANSMITTEES’ RIGHTS

72.1                     A transmittee who produces such evidence of entitlement to shares as the directors may properly require:

72.1.1                           may, subject to the articles, choose either to become the holder of those shares or to have them transferred to another person, and

72.1.2                           subject to the articles, and pending any transfer of the shares to another person, has the same rights as the holder had.

72.2                     But transmittees do not have the right to attend or vote at a general meeting in respect of shares to which they are entitled, by reason of the holder’s death or bankruptcy or otherwise, unless they become the holders of those shares

73.                            EXERCISE OF TRANSMITTEES’ RIGHTS

73.1                     Transmittees who wish to become the holders of shares to which they have become entitled must notify the company in writing of that wish.

73.2                     If the share is a certificated share and a transmittee wishes to have it transferred to another person, the transmittee must execute an instrument of transfer in respect of it.

73.3                     If the share is an uncertificated share and the transmittee wishes to have it transferred to another person, the transmittee must:

73.3.1                           procure that all appropriate instructions are given to effect the transfer, or

73.3.2                           procure that the uncertificated share is changed into certificated form and then execute an instrument of transfer in respect of it.

73.4                     Any transfer made or executed under this article is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred.

Transmittees bound by prior notices

73.5                     If a notice is given to a member in respect of shares and a transmittee is entitled to those shares, the transmittee is bound by the notice if it was given to the member before the transmittee’s name has been entered in the register of members.

74.                            PROCEDURE FOR DISPOSING OF FRACTIONS OF SHARES

74.1                     This article applies where:

74.1.1                           there has been a consolidation or division of shares, and

74.1.2                           as a result, members are entitled to fractions of shares.

74.2                     The directors may:

74.2.1                           sell the shares representing the fractions to any person including the company for the best price reasonably obtainable;

74.2.2                           in the case of a certificated share, authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser; and

74.2.3                           distribute the net proceeds of sale in due proportion among the holders of the shares.

74.3                     Where any holder’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure determined by the directors, that member’s portion may be distributed to an organisation which is a charity for the purposes of the law of England and Wales, Scotland or Northern Ireland.

74.4                     The person to whom the shares are transferred is not obliged to ensure that any purchase money is received by the person entitled to the relevant fractions.

74.5                     The transferee’s title to the shares is not affected by any irregularity in or invalidity of the process leading to their sale.

75.                            PROCEDURE FOR DECLARING DIVIDENDS

75.1                     The company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends.

75.2                     A dividend must not be declared unless the directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the directors.

75.3                     No dividend may be declared or paid unless it is in accordance with members’ respective rights.

75.4                     Unless the members’ resolution to declare or directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each member’s holding of shares on the date of the resolution or decision to declare or pay it.

75.5                     If the company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.

75.6                     The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

75.7                     If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.

76.                            CALCULATION OF DIVIDENDS

76.1                     Except as otherwise provided by the articles or the rights attached to shares, all dividends must be:

76.1.1                           declared and paid according to the amounts paid up on the shares on which the dividend is paid, and

76.1.2                           apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

76.2                     If any share is issued on terms providing that it ranks for dividend as from a particular date, that share ranks for dividend accordingly.

76.3                     For the purposes of calculating dividends, no account is to be taken of any amount which has been paid up on a share in advance of the due date for payment of that amount.

77.                            PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS

77.1                     Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:

77.1.1                           transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide;

77.1.2                           sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide;

77.1.3                           sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors may otherwise decide; or

77.1.4                           any other means of payment as the directors agree with the distribution recipient either in writing or by such other means as the directors decide.

77.2                     In the articles, the distribution recipient means, in respect of a share in respect of which a dividend or other sum is payable:

77.2.1                           the holder of the share; or

77.2.2                           if the share has two or more joint holders, whichever of them is named first in the register of members; or

77.2.3                           if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

78.                            DEDUCTIONS FROM DISTRIBUTIONS IN RESPECT OF SUMS OWED TO THE COMPANY

78.1                     If:

78.1.1                           a share is subject to the company’s lien, and

78.1.2                           the directors are entitled to issue a lien enforcement notice in respect of it, they may, instead of issuing a lien enforcement notice, deduct from any dividend or other sum payable in respect of the share any sum of money which is payable to the company in respect of that share to the extent that they are entitled to require payment under a lien enforcement notice.

78.2                     Money so deducted must be used to pay any of the sums payable in respect of that share.

78.3                     The company must notify the distribution recipient in writing of:

78.3.1                           the fact and amount of any such deduction;

78.3.2                           any non-payment of a dividend or other sum payable in respect of a share resulting from any such deduction; and

78.3.3                           how the money deducted has been applied.

79.                            NO INTEREST ON DISTRIBUTIONS

The company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by:

79.1                     the terms on which the share was issued, or

79.2                     the provisions of another agreement between the holder of that share and the company.

80.                            UNCLAIMED DISTRIBUTIONS

80.1                     All dividends or other sums which are:

80.1.1                           payable in respect of shares, and

80.1.2                           unclaimed after having been declared or become payable, may be invested or otherwise made use of by the directors for the benefit of the company until claimed.

80.2                     The payment of any such dividend or other sum into a separate account does not make the company a trustee in respect of it.

80.3                     If:

80.3.1                           twelve years have passed from the date on which a dividend or other sum became due for payment, and

80.3.2                           the distribution recipient has not claimed it, the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the company.

81.                            NON-CASH DISTRIBUTIONS

81.1                     Subject to the terms of issue of the share in question, the company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).

81.2                     If the shares in respect of which such a non-cash distribution is paid are uncertificated, any shares in the company which are issued as a non-cash distribution in respect of them must be uncertificated.

81.3                     For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

81.3.1                           fixing the value of any assets;

81.3.2                           paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

81.3.3                           vesting any assets in trustees.

82.                            WAIVER OF DISTRIBUTIONS

Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the company notice in writing to that effect, but if:

82.1                     the share has more than one holder, or

82.2                     more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise, the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

83.                            AUTHORITY TO CAPITALISE AND APPROPRIATION OF CAPITALISED SUMS

83.1                     Subject to the articles, the directors may, if they are so authorised by an ordinary resolution:

83.1.1                           decide to capitalise any profits of the company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the company’s share premium account or capital redemption reserve; and

83.1.2                           appropriate any sum which they so decide to capitalise (a capitalised sum) to the persons who would have been entitled to it if it were distributed by way of dividend (the persons entitled) and in the same proportions.

83.2                     Capitalised sums must be applied:

83.2.1                           on behalf of the persons entitled, and

83.2.2                           in the same proportions as a dividend would have been distributed to them.

83.3                     Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.

83.4                     A capitalised sum which was appropriated from profits available for distribution may be applied:

83.4.1                           in or towards paying up any amounts unpaid on existing shares held by the persons entitled, or

83.4.2                           in paying up new debentures of the company which are then allotted credited as fully paid to the persons entitled or as they may direct.

83.5                     Subject to the articles the directors may:

83.5.1                           apply capitalised sums in accordance with articles 83.3 and 83.4 partly in one way and partly in another;

83.5.2                           make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this article (including the issuing of fractional certificates or the making of cash payments); and

83.5.3                           authorise any person to enter into an agreement with the company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this article.

PART 5

MISCELLANEOUS PROVISIONS

84.                            MEANS OF COMMUNICATION TO BE USED

84.1                     Subject to the articles, anything sent or supplied by or to the company under the articles may be sent or supplied in any way in which the Act provides for documents or information which are authorised or required by any provision of that Act to be sent or supplied by or to the company.

84.2                     Subject to the articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being.

84.3                     A director may agree with the company that notices or documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

85.                            FAILURE TO NOTIFY CONTACT DETAILS

85.1                     If:

85.1.1                           the company sends two consecutive documents to a member over a period of at least 12 months, and

85.1.2                           each of those documents is returned undelivered, or the company receives notification that it has not been delivered, that member ceases to be entitled to receive notices from the company.

85.2                     A member who has ceased to be entitled to receive notices from the company becomes entitled to receive such notices again by sending the company:

85.2.1                           a new address to be recorded in the register of members, or

85.2.2                           if the member has agreed that the company should use a means of communication other than sending things to such an address, the information that the company needs to use that means of communication effectively.

86.                            COMPANY SEALS

86.1                     Any common seal may only be used by the authority of the directors.

86.2                     The directors may decide by what means and in what form any common seal or securities seal is to be used.

86.3                     Unless otherwise decided by the directors, if the company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.

86.4                     For the purposes of this article, an authorised person is:

86.4.1                           any director of the company;

86.4.2                           the company secretary; or

86.4.3                           any person authorised by the directors for the purpose of signing documents to which the common seal is applied.

86.5                     If the company has an official seal for use abroad, it may only be affixed to a document if its use on that document, or documents of a class to which it belongs, has been authorised by a decision of the directors.

86.6                     If the company has a securities seal, it may only be affixed to securities by the company secretary or a person authorised to apply it to securities by the company secretary.

86.7                     For the purposes of the articles, references to the securities seal being affixed to any document include the reproduction of the image of that seal on or in a document by any mechanical or electronic means which has been approved by the directors in relation to that document or documents of a class to which it belongs.

87.                            DESTRUCTION OF DOCUMENTS

87.1                     The company is entitled to destroy:

87.1.1                           all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entries are made in the register of members, from six years after the date of registration;

87.1.2                           all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address, from two years after they have been recorded;

87.1.3                           all share certificates which have been cancelled from one year after the date of the cancellation;

87.1.4                           all paid dividend warrants and cheques from one year after the date of actual payment; and

87.1.5                           all proxy notices from one year after the end of the meeting to which the proxy notice relates.

87.2                     If the company destroys a document in good faith, in accordance with the articles, and without notice of any claim to which that document may be relevant, it is conclusively presumed in favour of the company that:

87.2.1                           entries in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed were duly and properly made;

87.2.2                           any instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

87.2.3                           any share certificate so destroyed was a valid and effective certificate duly and properly cancelled; and

87.2.4                           any other document so destroyed was a valid and effective document in accordance with its recorded particulars in the books or records of the company.

87.3                     This article does not impose on the company any liability which it would not otherwise have if it destroys any document before the time at which this article permits it to do so.

87.4                     In this article, references to the destruction of any document include a reference to its being disposed of in any manner.

88.                            NO RIGHT TO INSPECT ACCOUNTS AND OTHER RECORDS

Except as provided by law or authorised by the directors or an ordinary resolution of the company, no person is entitled to inspect any of the company’s accounting or other records or documents merely by virtue of being a member.

89.                            PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS

The directors may decide to make provision for the benefit of persons employed or formerly employed by the company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the company or that subsidiary.

90.                            INDEMNITY AND FUNDING OF DEFENCE COSTS

90.1                     Subject to the provisions of and so far as may be consistent with the  Act, the company shall provide:

90.1.1                           for a director or for a director of an associated company of the company an indemnity out of the assets of the company to the extent that such indemnity is a qualifying third party indemnity provision within the meaning of section 234 of the Act;

90.1.2                           a director with funds in accordance with section 205 of the Act to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with any application under the provisions mentioned in section 205(5) of the Act or to enable a director to avoid incurring such expenditure, but so that any provision of funds will become repayable by the director or any liability of the company under any transaction connected with any provision of funds will become repayable by the director not later than:

(a)               in the event of the director being convicted in the proceedings, the date when the conviction becomes final;

(b)               in the event of judgment being given against him in the proceedings, the date when the judgment becomes final; or

(c)                in the event of the court refusing to grant him relief on the application, the date when the refusal of relief becomes final; and

90.1.3                           a director with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, breach of duty or breach of trust by that director in relation to the company or an associated company of the company or to enable a director to avoid incurring such expenditure.

90.2                     Subject to the provisions of the Act, where the company or an associated company of the company is a trustee of an occupational pension scheme, the company may provide for a director or for a director of such associated company an indemnity out of the assets of the company against liability incurred in connection with the  activities of the company or such associated company as trustee of such a scheme provided that such indemnity complies with the provisions of section 235 of the Act.

90.3                     In this article 90, companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate

91.                            INSURANCE

91.1                     Subject to the provisions of the Act, the Board may purchase and maintain insurance at the expense of the company for the benefit of any director or former director or other officer of the company or for any director, former director or other officer of an associated company of the company against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a director or officer.

91.2                     In this article 91, companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.